Exhibit 5.01

[LETTERHEAD OF CORNING INCORPORATED]

December 4, 2020

To the Board of Directors

Corning Incorporated

Ladies and Gentlemen:

As Vice President and Corporate Secretary of Corning Incorporated (the “Company”), I am furnishing this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of: (i) the Company’s debt securities (the “Debt Securities”), (ii) shares of the Company’s preferred stock, par value $100 per share (the “Preferred Shares”), which may be represented by depositary shares (the “Depositary Shares”), (iii) shares of the Company’s common stock, par value $.50 per share (the “Common Shares”), and (iv) warrants to purchase Debt Securities, Preferred Shares, Depositary Shares or Common Shares (the “Warrants” and, together with the Debt Securities, Preferred Shares, Depositary Shares and Common Shares, the “Securities”). Any Debt Securities and Preferred Shares may be convertible into or exchangeable for Common Shares or other securities or property.

The Debt Securities may be issued in one or more series pursuant to an indenture dated as of November 8, 2000 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to J. P. Morgan Chase & Co., formerly The Chase Manhattan Bank) (the “Trustee”), the form of which is incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-3 (Registration No. 333-57082). Each series of Preferred Stock will be issued pursuant to a certificate of amendment to the Company’s restated certificate of incorporation, dated April 27, 2012, as amended (the “Restated Certificate of Incorporation”) stating the number, designations, relative rights, preferences and limitations of the shares of such series as established by resolution of the Company’s Board of Directors (each, a “Certificate of Designations”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”). The Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and a financial institution identified therein as depositary.

In connection with the opinions expressed below, I have examined the resolutions of the Board of Directors of the Company authorizing the issuance, offering and sale of the Securities (the “Resolutions”). I have also examined the originals or copies identified to my satisfaction of such corporate records of the Company; such other agreements and instruments, certificates of public officials and officers of the Company; and such other documents as I have considered necessary for the purposes hereof.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents, the conformity to original documents of all documents submitted to me as copies, the legal capacity of natural persons, and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company).

On the basis of the foregoing and such examination of law as I have deemed necessary, and subject to the assumptions and qualifications set forth in this letter, I am of the opinion that:

1. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

2. The Debt Securities (including Debt Securities issuable upon conversion of or exchange for any Security or upon exercise of any Warrant) have been duly authorized and, when (i) the final terms thereof have been duly established by resolution of the Company’s Board of Directors and approved in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and issued and sold as contemplated by the Registration Statement, (ii) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture.

3. The Preferred Shares (including Preferred Shares issuable upon conversion of or exchange for any Security or upon exercise of any Warrant) have been duly authorized and, when (i) the final terms thereof have been duly established and approved in conformity with the Company’s Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and issued and sold as contemplated by the Registration Statement, (ii) the applicable Certificate of Designations has been filed with the New York Department of State, and (iii) the Preferred Shares have been delivered to and paid for by the purchasers thereof, the Preferred Shares will be validly issued, fully paid and non-assessable.

4. The Common Shares (including Common Shares issuable upon conversion of or exchange for any Security or upon exercise of any Warrant) have been duly authorized and, when (i) the final terms of the issuance have been duly established and approved in conformity with the Company’s Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and when issued and sold as contemplated in the Registration Statement, and (ii) the Common Shares have been delivered to and paid for by the purchasers thereof, the Common Shares will be validly issued, fully paid and non-assessable.

5. When (i) the Depositary Shares have been duly authorized and the final terms of the Depositary Shares, the related Deposit Agreement and the underlying Preferred Shares have been duly established and approved by the Company’s Board of Directors so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and issued and sold as contemplated by the Registration Statement, (ii) the depositary receipts representing such Depositary Shares have been duly executed by the Depositary and delivered to and paid for by the purchasers thereof, and (iii) all corporate action necessary for issuance of such Depositary Shares and the underlying Preferred Shares has been taken, such Depositary Shares will be validly issued and entitled to the benefits of the related Deposit Agreement.

6. When (i) the Warrants have been duly authorized and the final terms of the Warrants and related Warrant Agreement and the issuance of the Debt Securities, Preferred Shares, Depositary Shares or Common Shares for which the Warrants are exercisable have been duly established and approved by the Company’s Board of Directors so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and issued and sold as contemplated by the Registration Statement, (ii) certificates representing such Warrants have been duly executed by the Company, (iii) such certificates have been countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, and (iv) all actions under the Indenture and the applicable supplemental indenture for any Debt Securities, the applicable Certificate of Designations is filed with respect to any Preferred Shares, and any other actions required under the New York Business Corporation Law taken, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the applicable Warrant Agreement.

The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, all laws relating to fraudulent transfers), and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

The foregoing opinions assume that (i) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (ii) that the Indenture has qualified pursuant to the Trust Indenture Act of 1939 to the extent so required, and (iii) that, at the time of the issuance and delivery of any Security, the Resolutions related thereto will not have been modified or rescinded.

My opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of New York.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Validity of Securities” in the related prospectus. In giving such consent, I do not thereby admit I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Linda E. Jolly